Exhibit 13.2

CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Millicom International Cellular, S.A. a company incorporated under the laws of the Grand-Duchy of Luxembourg (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Amendment No. 1 on Form 20-F/A to the Annual Report on Form 20-F for the year ended December 31, 2018 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Amendment No. 1 on Form 20-F/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2019

By:	/s/ Tim Pennington
	Name:	Tim Pennington
	Title:	Senior Executive Vice President, Chief Financial Officer